                                                                     Exhibit 4.5



                            BROKER-DEALER AGREEMENT
                  (TAXABLE AUCTION RATE SERIES 1997-1 NOTES)


                                    between


                            BANKERS TRUST COMPANY,

                               as Auction Agent


                                      and



                              SMITH BARNEY INC.,
                               as Broker-Dealer



                           Dated as of July 1, 1997

                                  Relating to



                         EDUCATION LOANS INCORPORATED
             TAXABLE AUCTION RATE STUDENT LOAN ASSET-BACKED NOTES
                       SENIOR SERIES 1997-1G AND 1997-1H

                            BROKER-DEALER AGREEMENT


     This BROKER-DEALER AGREEMENT (TAXABLE AUCTION RATE SERIES 1997-1 NOTES) (the "Broker Dealer Agreement"), dated as of July 1, 1997, is by and between Bankers Trust Company, a New York banking corporation (together with its successors and assigns, the "Auction Agent"), pursuant to authority granted to it in the Auction Agent Agreement, defined below, acting not in its individual capacity, but solely as agent for Education Loans Incorporated (the "Corporation"), a South Dakota corporation and SMITH BARNEY INC. (together with its respective successors and assigns, the "Broker-Dealer").

                                   RECITALS

     The Corporation proposes to cause the Trustee, defined below, to authenticate and deliver [$________________] aggregate principal amount of its Taxable Auction Rate Student Loan Asset-Backed Notes, Senior Series 1997-1G (the "Series 1997-1G Notes") and its Taxable Auction Rate Student Loan Asset-Backed Notes, Senior Series 1997-1H (the "Series 1997-1H Notes", and together with the Series 1997-1G Notes, the "Taxable Auction Rate Series 1997-1 Notes"). The Taxable Auction Rate Series 1997-1 Notes are being issued under the First Supplemental Indenture of Trust, dated as of July 1, 1997 (the "First Supplemental Indenture"), executed in accordance with the Indenture of Trust, dated as of July 1, 1997 (the "Indenture"), each between the Corporation and First Bank National Association, Minneapolis, Minnesota (together with its successors and assigns, the "Trustee"). The Taxable Auction Rate Series 1997-1 Notes are being issued as adjustable rate securities.

     The First Supplemental Indenture provides that the Auction Rate Series 1997-1 Note Interest Rate for each Interest Period after the Initial Interest Period shall equal the lesser of the Net Loan Rate and the Auction Rate, but in no event shall exceed 18% per annum with respect to the Taxable Auction Rate Series 1997-1 Notes.

     Pursuant to Section 2.9 (a) of the Auction Agent Agreement (Taxable Auction Rate Series 1997-1 Notes), dated as of July 1, 1997, among the Trustee, the Auction Agent and the Corporation (the "Auction Agent Agreement"), the Trustee has directed the Auction Agent to execute and deliver this Broker-Dealer Agreement.

     The Auction Procedures require the participation of one or more Broker-Dealers.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Auction Agent, as agent of the Corporation, and the Broker-Dealer agree as follows:

     Section 1.  Definitions and Rules of Construction

     1.1. Terms Defined by Reference to the First Supplemental Indenture. Capitalized terms used herein and not otherwise defined herein shall have the meanings given such terms in the First Supplemental Indenture.

     1.2. Terms Defined Herein. As used herein and in the Settlement Procedures, defined below, the following terms shall have the following meanings, unless the context otherwise requires:

     "Applicable Auction Rate Series 1997-1 Note Interest Rate" shall mean the Auction Rate Series 1997-1 Note Interest Rate as defined in the First Supplemental Indenture.

     "Authorized Officer" shall mean, with respect to the Auction Agent, each Managing Director, Vice President, Assistant Vice President and Assistant Treasurer and every other officer of the Auction Agent assigned to its Corporate Trust and Agency Group and every other officer or employee of the Auction Agent designated as an "Authorized Officer" for purposes of this Agreement in a communication to the Broker-Dealer.

     "Broker-Dealer Officer" shall mean each officer or employee of the Broker-Dealer designated as a "Broker-Dealer Officer" for purposes of this Broker-Dealer Agreement in a communication to the Auction Agent.

     "Beneficial Owner" shall mean a beneficial owner of any of the Taxable Auction Rate Series 1997-1 Notes.

     "Notice of Failure to Deliver or Make Payment" shall mean a notice substantially in the form of Exhibit D hereto.

     "Notice of Transfer" shall mean a notice substantially in the form of Exhibit C hereto.

     "Order Form" shall mean the form to be submitted by any Broker-Dealer on or prior to any Auction Date substantially in the form of Exhibit B hereto.

     "Settlement Procedures" shall mean the Settlement Procedures attached hereto as Exhibit A.

     1.3. Rules of Construction. Unless the context or use indicate another or different meaning or intent, the following rules shall apply to the construction of this Agreement;

     (a) Words importing the singular number shall include the plural number and vice versa.

     (b) The captions and headings herein are solely for convenience of reference and shall not constitute a part of this Agreement nor, shall they affect its meaning, construction or effect.

     (c) The words "hereof," "herein," "hereto," and other words of similar import refer to this Broker-Dealer Agreement as a whole.

     (d) All references herein to a particular time of day shall be to New York City time.

     (e) The rights and duties of the Broker-Dealer and the Auction Agent under this Broker-Dealer Agreement shall apply to all series of the Taxable Auction Rate Series 1997-1 Notes, but separately. References to "Taxable Auction Rate Series 1997-1 Notes," unless the context clearly contemplates a reference to all Taxable Auction Rate Series 1997-1 Notes shall refer only to the Series 1997-1G Notes as to rights and duties regarding Series 1997-1G Notes; and only to the Series 1997-1H Notes as to rights and duties regarding Series 1997-1H Notes.

     Section 2.  The Auction

     2.1. Incorporation by Reference of Auction Procedures and Settlement Procedures.

     (a) On each Auction Date, the provisions of the Auction Procedures will be followed by the Auction Agent for the purpose of determining the Applicable Auction Rate Series 1997-1 Note Interest Rate for each Auction Period after the Initial Interest Period. Each periodic operation of such procedures is hereinafter referred to as an "Auction".

     (b) All of the provisions contained in the Auction Procedures and the Settlement Procedures are incorporated herein by reference in their entirety and shall be deemed to be a part of this Broker-Dealer Agreement to the same extent as if such provisions were fully set forth herein.

     (c) The Broker-Dealer and other Broker-Dealers may participate in Auctions for their own accounts.

     2.2. Preparation for Each Auction.

     (a) Not later than 9:30 A.M. on each Auction Date for the Taxable Auction Rate Series 1997-1 Notes, the Auction Agent shall advise the Broker-Dealer by telephone of the All Hold Rate, the Maximum Auction Rate, the Net Loan Rate and the One-month LIBOR or the Three-month LIBOR, as the case may be.

     (b) If the Auction Date for any Auction shall be changed after the Auction Agent has given notice of such Auction Date pursuant to clause (vii) of paragraph (a) of the Settlement Procedures, the Auction Agent, by telephone (confirmed in writing), telecopy or such other means as the Auction Agent deems practicable, shall give notice of such change to the Broker-Dealer not later than the earlier of 9:15 A.M. on the new Auction Date and 9:15 A.M. on the old Auction Date. Thereafter, the Broker-Dealer shall use its best efforts to promptly notify its customers who are Existing Holders of such change in the Auction Date.

     (c)  From time to time upon request of the Auction Agent pursuant to
Section 2.2(d) of the Auction Agent Agreement, the Broker-Dealer shall provide the Auction Agent with a statement of the aggregate amount of each series of Taxable Auction Rate Series 1997-1 Notes held by the Broker-Dealer as an Existing Holder for its own account or otherwise, as well as with a list of the Broker-Dealer's customers that the Broker-Dealer believes are Existing Holders of either series of the Taxable Auction Rate Series 1997-1 Notes (listed by series) and the aggregate principal amount of each series of Taxable Auction Rate Series 1997-1 Notes beneficially owned by each such customer. Except as permitted by Section 2.10 of the Auction Agent Agreement, the Auction Agent shall keep confidential any such information and shall not disclose any such information so provided to any person other than the Broker-Dealer, the Issuer and the Trustee, provided that the Auction Agent reserves the right to disclose any such information if it is advised by its counsel that its failure to do so would be unlawful.

     (d) The Auction Agent shall send by telecopy or other means a copy of any Notice of Taxable Auction Rate Series 1997-1 Notes Outstanding received from the Trustee to the Broker-Dealer in accordance with Section 4.3 hereof.

     2.3. Auction Schedule: Method of Submission of Orders.

     (a) The Auction Agent shall conduct Auctions for the Taxable Auction Rate Series 1997-1 Notes in accordance with the schedule set forth below. Such schedule may be changed by the Auction Agent with the consent of the Trustee and the Market Agent, which consent shall not be unreasonably withheld or delayed. The Auction Agent shall give written notice of any such change to the Broker-Dealer. Such notice shall be given prior to the close of business on the Business Day next preceding the first Auction Date on which any such change shall be effective.

  By 9:30 A.M.           The Auction Agent advises the Trustee and the Broker-
                         Dealers of the Maximum Auction Rate, the All Hold Rate, the Net Loan Rate and the One-month LIBOR or the Three-month LIBOR, as the case may be, to be used in determining the Auction Rate under the Auction Procedures, the First Supplemental
                         Indenture and the Auction Agent Agreement.

  9:30 A.M.-             The Auction Agent assembles information communicated
  12:30 P.M.             to it by Broker-Dealers as provided in Section
                         4(c)(i) of the First Supplemental Indenture.
                         The Submission Deadline is 12:30 P.M.

  Not earlier than       The Auction Agent makes determinations pursuant
  12:30 P.M.             to Section 4(c)(i) of the First Supplemental
                         Indenture. Submitted Bids and Submitted Sell Orders are accepted and rejected in whole or in part and Taxable
                         Auction Rate Series 1997-1 Notes allocated as provided in Section 4(d) of the First Supplemental Indenture.

  By approximately       The Auction Agent advises the Trustee and the
  3:00 P.M.*             Broker-Dealers of the results of the Auction as
  4:00 P.M.**            provided in Section 4(c) (ii) of the First
                         Supplemental Indenture. The Auction Agent gives notice of Auction results as set forth in Section 2.4(a) hereof.

*    If the Auction Rate Series 1997-1 Note Interest Rate is the Auction Rate.
**   If the Auction Rate Series 1997-1 Note Interest Rate is the Net Loan Rate.

     (b) The Broker-Dealer agrees to maintain a list of Potential Holders and to contact the Potential Holders on such list on or prior to each Auction Date for the purposes of participating in the Auction on such Auction Date.

     (c) The Broker-Dealer shall submit Orders to the Auction Agent in writing by delivering an Order Form. The Broker-Dealer shall submit separate Orders to the Auction Agent for each Potential Holder or Existing Holder on whose behalf the Broker-Dealer is submitting an Order and shall not net or aggregate the Orders of different Potential Holders or Existing Holders on whose behalf the Broker-Dealer is submitting Orders.

     (d) The Broker-Dealer shall deliver to the Auction Agent (i) a Notice of Transfer with respect to any transfer of Taxable Auction Rate Series 1997-1 Notes made through the Broker-Dealer by an Existing Holder to another person other than pursuant to an Auction, and (ii) a Notice of Failure to Deliver or Make Payment with respect to the failure of any Auction Rate Series 1997-1 Note Interest Rate to be transferred to or payment to be made by any person that purchased or sold Taxable Auction Rate Series 1997-1 Notes through the Broker-Dealer pursuant to a prior Auction. The Auction Agent is not required to accept any notice delivered pursuant to clauses (i) or (ii) of this subparagraph (d) with respect to an Auction unless it is received by the Auction Agent by 3:00 P.M. on the Business Day next preceding such Auction Date.

     (e) The Broker-Dealer agrees to handle its customers' Orders in accordance with its duties under applicable securities laws and rules.

     2.4. Notices.

     (a) On each Auction Date, the Auction Agent shall notify the Broker-Dealer by telephone of the results of the Auction as set forth in paragraph (a) of the Settlement Procedures. The Auction Agent shall by 10:30 A.M. on the Business Day next succeeding such Auction Date if previously requested by the Broker-Dealer notify the Broker-Dealer in writing of the disposition of all Orders submitted by the Broker-Dealer in the Auction held on such Auction Date.

     (b) The Broker-Dealer shall notify each Existing Holder or Potential Holder on whose behalf the Broker-Dealer has submitted an Order as set forth in paragraph (b) of the Settlement Procedures and take such other action as is required by the Broker-Dealer pursuant to the Settlement Procedures.

     (c) The Auction Agent shall deliver to the Broker-Dealer all notices and certificates that the Auction Agent is required to deliver to the Broker-Dealer pursuant to Section 2 of the Auction Agent Agreement at the times and in the manner set forth in the Auction Agent Agreement.

     2.5. Service Charge to Be Paid to the Broker-Dealer. Not later than 2:00 P.M. on each Interest Payment Date with respect to each Interest Period that immediately follows an Auction Date, the Auction Agent shall pay to the Broker-Dealer a fee, from monies received from the Trustee, in an amount equal to the product of (i) the Broker-Dealer Fee Rate times (ii) a fraction, the numerator of which is the number of days in the Interest Period related to the Auction by which the Applicable Auction Rate Series 1997-1 Note Interest Rate was determined and the denominator of which is 360 times (iii) the sum of (A) the aggregate principal amount of Taxable Auction Rate Series 1997-1 Notes placed by the Broker-Dealer in such Auction that were (x) the subject of Submitted Bids of Existing Holders submitted by the Broker-Dealer and continued to be held as a result of such submission and (y) the subject of Submitted Bids of Potential Holders submitted by the Broker-Dealer and purchased as a result of such submission, plus (B) the aggregate principal amount of Taxable Auction Rate Series 1997-1 Notes subject to valid Hold Orders submitted to the Auction Agent by the Broker-Dealer plus (C) the aggregate principal amount of Taxable Auction Rate Series 1997-1 Notes that were covered by Hold Orders deemed to have been submitted by Existing Holders that were acquired by such Existing Holders through the Broker-Dealer. For purposes of subclause (iii) (C) above, if any Existing Holder who acquired Taxable Auction Rate Series 1997-1 Notes through the Broker-Dealer transfers those Taxable Auction Rate Series 1997-1 Notes to another person other than pursuant to an Auction, then the Broker-Dealer shall continue to be the Broker-Dealer through which the Taxable Auction Rate Series 1997-1 Notes so transferred were acquired; provided, however, that if the transfer was effected by, or if the transferee is a Broker-Dealer other than the Broker-Dealer, then such other Broker-Dealer shall be the Broker-Dealer through which such Taxable Auction Rate Series 1997-1 Notes were acquired.

     2.6. Settlement.

     (a) If any Existing Holder on whose behalf the Broker-Dealer has submitted a Bid or Sell Order for Taxable Auction Rate Series 1997-1 Notes that was accepted in whole or in part fails to instruct its Participant to deliver the Taxable Auction Rate Series 1997-1 Notes subject to such Bid or Sell Order against payment therefor, the Broker-Dealer shall instruct such Participant to deliver such Taxable Auction Rate Series 1997-1 Notes against payment therefor and the Broker-Dealer may deliver to the Potential Holder on whose behalf the Broker-Dealer submitted a Bid that was accepted in whole or in part, a principal amount of the Taxable Auction Rate Series 1997-1 Notes that is less than the principal amount of the Taxable Auction Rate Series 1997-1 Notes specified in such Bid to be purchased by such Potential Holder. Notwithstanding the foregoing terms of this Section, any delivery or nondelivery of Taxable Auction Rate Series 1997-1 Notes that represents any departure from the results of an Auction, as determined by the Auction Agent, shall be of no effect unless and until the Auction Agent shall have been notified of such delivery or non-delivery in accordance with the terms of Section 2.3(d) hereof. The Auction Agent shall have no duty or liability with respect to enforcement of this
Section 2.6(a).

     (b) Neither the Auction Agent, the Trustee, nor the Corporation shall have any responsibility or liability with respect to the failure of an Existing Holder, a Potential Holder or its respective Participant to deliver Taxable Auction Rate Series 1997-1 Notes or to pay for Taxable Auction Rate Series 1997-1 Notes sold or purchased pursuant to the Auction Procedures or otherwise. The Auction Agent shall have no responsibility for any adjustment to the fees paid pursuant to Section 2.5 hereof as a result of any failure described in this
Section 2.6(b).

     Section 3.  The Auction Agent.

     3.1. Duties and Responsibilities.

     (a) The Auction Agent is acting hereunder solely as agent for the Corporation and owes no fiduciary duties to any person by reason of this Broker-Dealer Agreement.

     (b) The Auction Agent undertakes to perform such duties and only such duties as are specifically set forth in this Broker-Dealer Agreement, and no implied covenants or obligations shall be read into this Broker-Dealer Agreement against the Auction Agent.

     (c) In the absence of bad faith or negligence on its part, the Auction Agent shall not be liable for any action taken, suffered, or omitted or for any error of judgment made by it in the performance of its duties under this Broker-Dealer Agreement. The Auction Agent shall not be liable for any error of judgment made in good faith unless the Auction Agent shall have been negligent in ascertaining (or failing to ascertain) the pertinent facts.

     3.2. Rights of the Auction Agent.

     (a) The Auction Agent may rely and shall be protected in acting or refraining from acting upon any communication authorized by this Broker-Dealer Agreement and upon any written instruction, notice request, direction, consent report, certificate, share certificate or other instrument, paper or document reasonably believed by it to be genuine. The Auction Agent shall not be liable for acting upon any telephone communication authorized by this Broker-Dealer Agreement which the Auction Agent believes in good faith to have been given by the Trustee, a Broker-Dealer or the Corporation. The Auction Agent may record telephone communications with the Broker-Dealers.

     (b) The Auction Agent may consult with counsel of its own choice, and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

     (c) The Auction Agent shall not be required to advance, expend or risk its own funds or otherwise incur or become exposed to financial liability in the performance of its duties hereunder.

     (d) The Auction Agent may perform its duties and exercise its rights hereunder either directly or by or through agents or attorneys and shall not be responsible for any willful misconduct or negligence on the part of any agent or attorney appointed by it with due care hereunder.

     3.3. The Auction Agent's Disclaimer. The Auction Agent makes no representation as to the correctness of the recitals in this Broker-Dealer Agreement, the Auction Agent Agreement or the validity or adequacy of the Series 1995-2 Notes.

     Section 4. Miscellaneous.

     4.1. Termination. Any party may terminate this Broker-Dealer Agreement at any time upon five days' prior notice to the other party; provided, however, that if the Broker-Dealer is Smith Barney Inc., neither the Broker-Dealer nor the Auction Agent may terminate this Broker-Dealer Agreement without first obtaining the prior written consent of the Trustee and the Corporation of such termination, which consent shall not be unreasonably withheld or delayed. For so long as the Auction Agent Agreement is effective and if Smith Barney Inc. is the sole Broker-Dealer, any termination of this Broker-Dealer Agreement shall not be effective unless and until a successor, or substitute Broker-Dealer Agreement becomes effective. This Broker-Dealer Agreement shall automatically terminate upon the delivery of certificates representing the Taxable Auction Rate Series 1997-1 Notes pursuant to Section 17 of the First Supplemental Indenture or upon termination of the Auction Agent Agreement.

     4.2. Participant. The Broker-Dealer is, and shall remain for the term of this Broker-Dealer Agreement, a member of, or Participant in, the Depository (or an affiliate of such a member or Participant).

     4.3. Communications. Except for (i) communications authorized to be made by telephone pursuant to this Broker-Dealer Agreement or the Auction Procedures and
(ii) communications in connection with the Auctions (other than those expressly required to be in writing), all notices, requests and other communications to any party hereunder shall be in writing (including facsimile or similar writing) and shall be given to such party, addressed to it, or its address or facsimile number set forth below:

If to the Broker-Dealer,
addressed:                   SMITH BARNEY INC.
                             390 Greenwich Street
                             2nd Floor
                             New York, New York  10013
                             Attention:  Public Finance Division
                             Telephone:  (212) 723-5564
                             Facsimile:  (212) 723-8939

If to the Auction Agent,
addressed:                   BANKERS TRUST COMPANY
                             Corporate Trust and Agency Group
                             4 Albany Street
                             New York, New York  10006
                             Attention: Auction Rate Securities
                             Telephone: (212) 250-6850
                             Facsimile: (212) 250-6215

If to the Trustee,
addressed:                   First Bank National Association
                             141 North Main Avenue
                             Sioux Falls, South Dakota  57117
                             Attention: Corporate Trust Department
                             Telephone: (605) 339-8725
                             Facsimile: (605) 335-3813

If to the Corporation,
addressed:                   Education Loans Incorporated
                             105 First Avenue Southwest
                             Aberdeen, South Dakota  57401
                             Attention: President
                             Telephone: (605) 622-4590
                             Facsimile: (605) 622-4547

or such other address or facsimile number as such party may hereafter specify for such purpose by notice to the other party. Each such notice, request or communication shall be effective when delivered at the address specified herein. Communications shall be given on behalf of the Broker-Dealer by a Broker-Dealer Officer and on behalf of the Auction Agent by an Authorized Officer of the Auction Agent. The Broker-Dealer may record telephone communications with the Auction Agent.

     4.4. Entire Agreement. This Broker-Dealer Agreement contains the entire agreement between the parties relating to the subject matter hereof, and there are not other representations, endorsements, promises, agreements or understandings, oral, written or inferred, between the parties relating to the subject matter hereof, except for the fee letter dated as of July 1, 1997, from the Auction Agent to the Corporation.

     4.5. Benefits. Nothing in this Broker-Dealer Agreement, express or implied, shall give to any person, other than the Auction Agent, the Corporation, the Broker-Dealer and their respective successors and assigns, any benefit of any legal or equitable right, remedy or claim under this Broker-Dealer Agreement.

     4.6. Amendment; Waiver.

     (a) This Broker-Dealer Agreement shall not be deemed or construed to be modified, amended, rescinded, canceled or waived, in whole or in part, except by a written instrument signed by a duly authorized representative of the parties hereto. This Broker-Dealer Agreement may not be amended without first obtaining the prior written consent of the Corporation.

     (b) Failure of either party to this Broker-Dealer Agreement to exercise any right or remedy hereunder in the event of a breach of this Broker-Dealer Agreement by the other party shall not constitute a waiver of any such right or remedy with respect to any subsequent breach.

     4.7. Successors and Assigns. This Broker-Dealer Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns.

     4.8. Severability. If any clause, provision or section of this Broker-Dealer Agreement shall be ruled invalid or unenforceable by any court of competent jurisdiction, the invalidity or unenforceability of such clause, provision or section shall not affect any remaining clause, provision or sections hereof.

     4.9. Execution in Counterparts. This Broker-Dealer Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

     4.10. Governing Law. This Broker-Dealer Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     In Witness Whereof, the parties hereto have caused this Broker-Dealer Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                              BANKERS TRUST COMPANY
                              as Auction Agent


                              By:
                                 ----------------------------
                                 Title:
                                       ----------------------



                              SMITH BARNEY INC.,
                              as Broker-Dealer



                              By:
                                 ----------------------------
                                 Title:
                                       ----------------------


Pursuant to and in accordance with Section 9 of the First Supplemental Indenture and Section 2.9 of the Auction Agent Agreement (defined above), the undersigned consents to the execution of the above Broker-Dealer Agreement.

First Bank National Association, as Trustee



By:
   -----------------------------------
Title:
      --------------------------------

                     EXHIBIT A TO BROKER-DEALER AGREEMENT

                             SETTLEMENT PROCEDURES


     If not otherwise defined herein, capitalized terms used herein shall have the meanings given such terms in Article 1 of the First Supplemental Indenture. These Settlement Procedures shall apply separately for each series of Taxable Auction Rate Series 1997-1 Notes.

     (a) Not later than (1) 3:00 P.M., if the Auction Rate Series 1997-1 Note Interest Rate is the Auction Rate or (2) 4:00 p.m. if the Auction Rate Series 1997-1 Note Interest Rate is the Net Loan Rate, on each Auction Date, the Auction Agent shall notify by telephone each Broker-Dealer that participated in the Auction held on such Auction Date and submitted an Order on behalf of an Existing Holder or Potential Holder of:

     (i) the Auction Rate Series 1997-1 Note Interest Rate fixed for the next Interest Period;

     (ii)      whether there were Sufficient Bids in such Auction;

     (iii) if such Broker-Dealer submitted Bids or Sell Orders on behalf of an Existing Holder (a "Seller's Broker-Dealer"), whether such Bid or Sell Order was accepted or rejected, in whole or in part, and the principal amount of Taxable Auction Rate Series 1997-1 Notes, if any, to be sold by such Existing Holder;

     (iv) if such Broker-Dealer submitted a Bid on behalf of a Potential Holder (a "Buyer's Broker-Dealer"), whether such Bid was accepted or rejected, in whole or in part, and the principal amount of Taxable Auction Rate Series 1997-1 Notes, if any, to be purchased by such Potential Holder;

     (v)       if the aggregate amount of Taxable Auction Rate Series
               1997-1 Notes to be sold by all Existing Holders on whose behalf such Seller's Broker-Dealer submitted Bids or Sell Orders exceeds the aggregate principal amount of Taxable Auction Rate Series 1997-1 Notes to be purchased by all Potential Holders on whose behalf such Broker-Dealer submitted a Bid, the name or names of one or more Buyer's Broker-Dealers (and the name of the Participant, if any, of each such Buyer's Broker-Dealer) acting for one or more purchasers of such excess principal amount of Taxable Auction Rate Series 1997-1 Notes and the principal amount of Taxable Auction Rate Series 1997-1 Notes to be purchased from one or more Existing Holders on whose behalf such Seller's Broker-Dealer acted by one or more Potential Holders on whose behalf each of such Buyer's Broker-Dealers acted;

     (vi) if the principal amount of Taxable Auction Rate Series 1997-1 Notes to be purchased by all Potential Holders on whose behalf such Buyer's Broker-Dealer submitted a Bid exceeds the amount of Taxable Auction Rate Series 1997-1 Notes to be sold by all Existing Holders on whose behalf such Broker-Dealer submitted a Bid or a Sell Order, the name or names of one or more Seller's Broker-Dealers (and the name of the Participant, if any, of each such Seller's Broker-Dealer) acting for one or more sellers of such excess principal amount of Taxable Auction Rate Series 1997-1 Notes and the principal amount of Taxable Auction Rate Series 1997-1 Notes to be sold to one or more Potential Holders on whose behalf such Buyer's Broker-Dealer acted by one or more Existing Holders on whose behalf each of such Seller's Broker-Dealers acted; and

     (vii)     the Auction Date for the next succeeding Auction.

     (b) On each Auction Date, each Broker-Dealer that submitted an Order on behalf of any Existing Holder or Potential Holder shall:

     (i) advise each Existing Holder and Potential Holder on whose behalf such Broker-Dealer submitted a Bid or Sell Order in the Auction on such Auction Date whether such Bid or Sell Order was accepted or rejected, in whole or in part;

     (ii) in the case of a Broker-Dealer that is a Buyer's Broker-Dealer, advise each Potential Holder on whose behalf such Buyer's Broker-Dealer submitted a Bid that was accepted, in whole or in part, to instruct such Potential Holder's Participant to pay such Buyer's Broker-Dealer (or its Participant) through the Depository the amount necessary to purchase the principal amount of Taxable Auction Rate Series 1997-1 Notes to be purchased pursuant to such Bid against receipt of such Taxable Auction Rate Series 1997-1 Notes;

     (iii) in the case of a Broker-Dealer that is a Seller's Broker-Dealer, instruct each Existing Holder on whose behalf such Seller's Broker-Dealer submitted a Sell Order that was accepted, in whole or in part, to instruct such Existing Holder's Participant to deliver to such Seller's Broker-Dealer (or its Participant) through the Depository the principal amount of Taxable Auction Rate Series 1997-1 Notes to be sold pursuant to such Order against payment therefor;

     (iv) advise each Existing Holder on whose behalf such Broker-Dealer submitted an Order and each Potential Holder on whose behalf such Broker-Dealer submitted a Bid of the Auction Rate Series 1997-1
               Note Interest Rate for the next Taxable Auction Rate Series 1997-1 Note Interest Period;

     (v) advise each Existing Holder on whose behalf such Broker-Dealer submitted an Order of the next Auction Date, including, without limitation, Existing Holders deemed to have submitted Hold Orders pursuant to Section 4(b)(iii) of the Second Supplemental Indenture; and

     (vi) advise each Potential Holder on whose behalf such Broker-Dealer submitted a Bid that was accepted, in whole or in part, of the next Auction Date.

     (c)  On the basis of the information provided to it pursuant to paragraph
(a) above, each Broker-Dealer that submitted a Bid or Sell Order in an Auction is required to allocate any funds received by it in connection with such Auction pursuant to paragraph (b) (ii) above, and any Taxable Auction Rate Series 1997-1 Notes received by it in connection with such Auction pursuant to paragraph (b)
(iii) above among the Potential Holders, if any, on whose behalf such Broker-Dealer submitted Bids, the Existing Holders, if any, on whose behalf such Broker-Dealer submitted Bids or Sell Orders in such Auction, and any Broker-Dealers identified to it by the Auction Agent following such Auction pursuant to paragraph (a) (v) or (a) (vi) above.

     (d)  On each Auction Date:

     (i) each Potential Holder and Existing Holder with an Order in the Auction on such Auction Date shall instruct its Participant as provided in (b) (ii) or (b)(iii) above, as the case may be;

     (ii) each Seller's Broker-Dealer that is not a Participant of the Depository shall instruct its Participant to deliver such Taxable Auction Rate Series 1997-1 Notes through the Depository to a Buyer's Broker-Dealer (or its Participant) identified to such Seller's Broker-Dealer pursuant to (a) (v) above against payment therefor; and

     (iii) each Buyer's Broker-Dealer that is not a Participant in the Depository shall instruct its Participant to pay through the Depository to a Seller's Broker-Dealer (or its Participant) identified following such Auction pursuant to (a) (vi) above the amount necessary to purchase the Taxable Auction Rate Series 1997-1 Notes to be purchased pursuant to (b) (ii) above against receipt of such Taxable Auction Rate Series 1997-1 Notes.

     (e)  On the Business Day following each Auction Date:

     (i) each Participant for a Bidder in the Auction on such Auction Date referred to in (d) (i) above shall instruct the Depository to execute the transactions described under (b) (ii) or (b) (iii) above for such Auction, and the Depository shall execute such transactions;

     (ii) each Seller's Broker-Dealer or its Participant shall instruct the Depository to execute the transactions described in (d)(ii) above for such Auction, and the Depository shall execute such transactions; and

     (iii) each Buyer's Broker-Dealer or its Participant shall instruct the Depository to execute the transactions described in (d) (iii) above for such Auction, and the Depository shall execute such transactions.

     (f) If an Existing Holder selling Taxable Auction Rate Series 1997-1 Notes in an Auction fails to deliver such Taxable Auction Rate Series 1997-1 Notes (by authorized book-entry), a Broker-Dealer may deliver to the Potential Holder on behalf of which it submitted a Bid that was accepted a principal amount of

Taxable Auction Rate Series 1997-1 Notes that is less than the principal amount of Taxable Auction Rate Series 1997-1 Notes that otherwise was to be purchased by such Potential Holder. In such event, the principal amount of Taxable Auction Rate Series 1997-1 Notes to be so delivered shall be determined solely by such Broker-Dealer, but only in Authorized Denominations. Delivery of such lesser principal amount of Taxable Auction Rate Series 1997-1 Notes shall constitute good delivery. Notwithstanding the foregoing terms of this paragraph
(f), any delivery or nondelivery of Taxable Auction Rate Series 1997-1 Notes which shall represent any departure from the results of an Auction, as determined by the Auction Agent, shall be of no effect unless and until the Auction Agent shall have been notified of such delivery or nondelivery in accordance with the provisions of the Auction Agent Agreement and the Broker-Dealer Agreements. Neither the Trustee nor the Auction Agent will have any responsibility or liability with respect to the failure of a Potential Holder, Existing Holder or their respective Broker-Dealer or Participant to deliver the principal amount of Taxable Auction Rate Series 1997-1 Notes or to pay for the Taxable Auction Rate Series 1997-1 Notes purchased or sold pursuant to an Auction or otherwise.

                     EXHIBIT B TO BROKER-DEALER AGREEMENT
                     ------------------------------------

                         EDUCATION LOANS INCORPORATED
             TAXABLE AUCTION RATE STUDENT LOAN ASSET-BACKED NOTES
                       SENIOR SERIES [1997-1G] [1997-1H]

                                  ORDER FORM
                                  ----------

                                                          AUCTION DATE _________
                                                          ISSUE ________________
                                                          SERIES _______________

     The undersigned Broker-Dealer submits the following orders on behalf of the Bidder(s) indicated below:

                           BIDS BY EXISTING HOLDERS
                           ------------------------


                              PRINCIPAL AMOUNT
                             OF NOTES ($100,000
       EXISTING HOLDER         OR MULTIPLES)         BID RATE
       ---------------       ------------------      --------
 1.    ________________     __________________       _______
 2.    ________________     __________________       _______
 3.    ________________     __________________       _______
 4.    ________________     __________________       _______
 5.    ________________     __________________       _______
 6.    ________________     __________________       _______
 7.    ________________     __________________       _______
 8.    ________________     __________________       _______
 9.    ________________     __________________       _______
10.    ________________     __________________       _______

*Existing Holders may be described by name or other reference as determined in the sole discretion of the Broker-Dealer.

                         EDUCATION LOANS INCORPORATED
             TAXABLE AUCTION RATE STUDENT LOAN ASSET-BACKED NOTES
                       SENIOR SERIES [1997-1G] [1997-1H]

                           BIDS BY POTENTIAL HOLDERS
                           -------------------------


                                PRINCIPAL AMOUNT
                               OF NOTES ($100,000
        POTENTIAL HOLDER         OR MULTIPLES)        BID RATE
        ----------------       ------------------     --------
 1.    _________________      __________________      _______
 2.    _________________      __________________      _______
 3.    _________________      __________________      _______
 4.    _________________      __________________      _______
 5.    _________________      __________________      _______
 6.    _________________      __________________      _______
 7.    _________________      __________________      _______
 8.    _________________      __________________      _______
 9.    _________________      __________________      _______
10.    _________________      __________________      _______
11.    _________________      __________________      _______
12.    _________________      __________________      _______
13.    _________________      __________________      _______
14.    _________________      __________________      _______
15.    _________________      __________________      _______


NOTES:

1. If one or more Orders covering in the aggregate more than the outstanding principal amount of Taxable Auction Rate Series 1997-1 Notes held by any Existing Holder are submitted, such Orders shall be considered valid in the order of priority set forth in the Auction Procedures.

2. A Hold or Sell Order may be placed only by an Existing Holder covering a principal account of Taxable Auction Rate Series 1997-1 Notes not greater than the principal amount currently held by such Existing Holder.

3. Potential Holders may only make Bids, each of which must specify a rate. If more than one Bid is submitted on behalf of any Potential Holder, each Bid submitted shall be a separate Bid with the rate specified herein.

4. Bids may contain no more than three figures to the right of the decimal point (.001 of 1%).

5. An order must be submitted in principal amounts of $100,000 or integral multiples thereof.

*Potential Holders may be described by name or other reference as determined in the sole discretion of the Broker-Dealer.

NAME OF BROKER-DEALER: _______________________________

AUTHORIZED SIGNATURE: ________________________________

TOTAL NUMBER OF ORDERS ON THIS ORDER FORM: ___________



Submit to:     BANKERS TRUST COMPANY
               Corporate Trust and Agency Group
               4 Albany Street
               New York, New York 10006

               Telephone: (212) 250-6850
               Telecopier: (212) 250-6215

                     EXHIBIT C TO BROKER-DEALER AGREEMENT
                     ------------------------------------



                         EDUCATION LOANS INCORPORATED
             TAXABLE AUCTION RATE STUDENT LOAN ASSET-BACKED NOTES
                       SENIOR SERIES [1997-1G] [1997-1H]


                   (To be used only for transfers made other
                         than pursuant to an Auction)

We are (check one)

_________  the Existing Holder indicated below*; or

_________  the Broker-Dealer for such Existing Holder; or

_________  the Participant for such Existing Holder.

We hereby notify you that such Existing Holder has transferred $________ (must be in units of $100,000) of Senior Series 1997--1[G][H] Notes to________________




                              ______________________________
                              (Existing Holder)



                              _______________________________
                              (Name of Broker-Dealer)



                              _______________________________
                              (Name of Participant)



                              By:____________________________
                              Printed Name:__________________
                              Title:_________________________

*Existing Holders may be described by name or other reference as determined in the sole discretion of the Broker-Dealer.

                     EXHIBIT D TO BROKER-DEALER AGREEMENT
                     ------------------------------------


                         EDUCATION LOANS INCORPORATED
             TAXABLE AUCTION RATE STUDENT LOAN ASSET-BACKED NOTES
                       SENIOR SERIES [1997-1G] [1997-1H]


                  NOTICE OF A FAIL TO DELIVER OR MAKE PAYMENT
                  -------------------------------------------



COMPLETE EITHER I OR II.
------------------------

     I. We are a Broker-Dealer for _____* (the "Purchaser"), which purchased $_________ (must be in units of $100,000) of the Senior Series 1997-1[G][H] Notes in the Auction held on ___________________ from the seller of such Series 1997-1[G][H] Notes.

     II. We are a Broker-Dealer for ______* (the "Seller"), which sold $__________ (must be in units of $100,000) of the Senior Series 1997-1[G][H] Notes in the Auction held on __________________ to the purchaser of such Senior Series 1997-1[G][H] Notes.

We hereby notify you that (check one)

___________    the Seller failed to deliver such Senior Series 1997-1[G][H]
               Notes to the Purchaser.

___________    the Purchaser failed to make payment to the Seller upon delivery of such Series 1997-1[G][H] Notes.


                              _____________________________
                              (Name of Broker-Dealer)


                              By:__________________________
                              Name:________________________
                              Title:_______________________

*may be described by name or other reference as determined in the sole discretion of the Broker-Dealer.


                                      D-1